UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        June 25, 2014
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On June 25, 2014, inTEST Corporation (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders voted on the following matters:

1.

To elect as directors the six nominees named in inTEST's proxy statement and filed with the Securities and Exchange Commission on April 30, 2014, with each director to serve until the next annual meeting of stockholders. Each nominee for director was elected by a vote of the stockholders as follows:

	Nominee	Votes For	Votes Withheld	Broker Non-Votes
	Alyn R. Holt	5,098,156	759,887	2,454,001
	Robert E. Matthiessen	5,102,291	755,752	2,454,001
	Steven J. Abrams, Esq.	5,106,540	751,503	2,454,001
	Stuart F. Daniels, Ph.D.	4,902,686	955,357	2,454,001
	Joseph W. Dews IV	5,172,814	685,229	2,454,001
	William Kraut	5,720,511	137,532	2,454,001
2.	Approval of the inTEST Corporation 2014 Stock Plan. The proposal was approved by a vote of stockholders as follows:
	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	4,733,821	950,300	173,922	2,454,001
3.

Ratification of the selection of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposal was approved by a vote of stockholders as follows:

	Votes For	Votes Against	Votes Abstained
	8,289,150	3,504	19,390

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   June 27, 2014